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                                                                  Exhibit 23.03

                              [RYDER SCOTT COMPANY
                       PETROLEUM CONSULTANTS LETTERHEAD]



                    CONSENT OF RYDER SCOTT COMPANY, L.P.


      As independent petroleum and natural gas consultants, we hereby consent to the reference of our name in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2002 of Equitable Resources, Inc. and, by incorporation of said Form 10-K, as amended, in the Registration Statement on Amendment No. 4 of Form S-4. We have no interest of a substantial or material nature in Equitable Resources, Inc. or in any affiliate. We have not been employed on a contingent basis, and we are not connected with Equitable Resources, Inc., or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee, or affiliate.


                                       /s/ RYDER SCOTT COMPANY, L.P.
                                       RYDER SCOTT COMPANY, L.P.



Houston, Texas
September 9, 2003